EXHIBIT 99.1	Letter, dated September 15, 2010, issued by Deloitte Touche Tohmatsu CPA Ltd.
September 15, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Duoyuan Printing, Inc.’s Form 8-K filed on September 13, 2010.
We agree with the statements made in Item 4.01 in relation to Deloitte Touche Tohmatsu CPA Ltd. We note that we have no basis on which to agree or disagree with the following statement made in the fourth paragraph of Item 4.01: “... because it believed the method and scope of the request was overly broad for the purpose of verifying the identity of such individuals and entities.”
Yours sincerely,
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.